                                 EXHIBIT 8(h)(1)
                      AMENDMENT TO PARTICIPATION AGREEMENT

                   AMENDMENT TO PARTICIPATION AGREEMENT AMONG

                      VARIABLE INSURANCE PRODUCTS FUND III,

                        FIDELITY DISTRIBUTORS CORPORATION

                                      and

                           PFL LIFE INSURANCE COMPANY

     WHEREAS, Variable Insurance Products Fund III (the "Fund"), Fidelity Distributors Corporation (the "Underwriter") and PFL Life Insurance Company (the "Company") have previously entered into a Participation Agreement ("the Agreement") dated March 21, 1997 and desire to adjust certain provisions of the Agreement; and

     WHEREAS, the Company has registered or will register the Account as a unit investment trust under the 1940 Act or will not register the Account in proper reliance upon an exclusion from registration under the 1940 Act; and

     WHEREAS, the Company has issued or will issue certain variable life insurance or variable annuity contracts (including any certificates thereunder) supported wholly or partially by the Account (the "Contract"), and said Contracts are listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement;

     NOW, THEREFORE, the parties do hereby agree to amend the Agreement as follows:

1. Paragraph 2.1 of the Agreement shall be amended by striking that paragraph and adding the following:

     2.1 The Company represents and warrants that the Contracts are or will be registered under the 1933 Act or that the Contracts are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under the Iowa insurance laws and has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts or that it has not registered the Account in proper reliance upon an exclusion from registration under the 1940 Act.

2. This Schedule A replaces and supersedes Schedule A of the Participation Agreement dated March 21, 1997 among the Variable Insurance Products Fund III, Fidelity Distributors Corporation and PFL Life Insurance Company.

                                   SCHEDULE A
                                    Accounts

                                                                   Date of Resolutions
                                                                   of Company's Board
                                                                   that established
  Name of Contracts                Names of Accounts               the Accounts
  -----------------                -----------------               ------------
Fidelity Income Plus               Fidelity Variable Annuity       August 24, 1979 (by
Individual Variable Annuity        Account                         an affiliate
Contracts                                                          subsequently acquired
                                                                   by the Company)

PFL Retirement Builder             PFL Retirement Builder          March 29, 1996
Individual Variable Annuity        Variable Annuity Account
Contracts

PFL Retirement Builder             PFL Retirement Builder          March 29, 1996
Immediate Variable Annuity         Variable Annuity Account
Contracts

Portfolio Select Individual        PFL Retirement Builder          March 29, 1996
Variable Annuity Contracts         Variable Annuity Account

Advantage V                        PFL Corporate                   August 10, 1998
                                   Account One

PFL Variable Universal             PFL Variable Life               July 1, 1999
Life Policy                        Account A

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. In the event of a conflict between the Agreement and this Amendment, it is understood and agreed that the provisions of this Amendment shall control.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Participation Agreement to be executed in its name and on its behalf by its duly authorized representative as of this 1st day of September,1999.


                                            PFL LIFE INSURANCE COMPANY

                                            By: /s/ Wiliam L. Buster
                                               ---------------------------------
                                            Name: William L. Buster
                                                 -------------------------------
                                            Title: President
                                                  ------------------------------


                                            VARIABLE INSURANCE
                                              PRODUCTS FUND III

                                            By: /s/ Robert C. Pozen
                                               ---------------------------------
                                            Name: Robert C. Pozen
                                                 -------------------------------
                                            Title: Senior Vice President
                                                  ------------------------------


                                            FIDELITY DISTRIBUTORS
                                              CORPORATION

                                            By: /s/ Kevin J. Kelly
                                               ---------------------------------
                                            Name: Kevin J. Kelly
                                                 -------------------------------
                                            Title: Vice President
                                                  ------------------------------